                                  EXHIBIT 10.33


                             SUBORDINATION AGREEMENT


To:     Union Bank of California, N.A.
        Commercial Banking Group
        Greater Los Angeles Division
        445 South Figueroa Street, 10th Floor
        Los Angeles, California 90071

        Attention:  John C. Kase
                     Vice President

        The undersigned, Lite-On Power Semiconductor Corp., a Taiwan corporation ("Creditor"), is interested in the financial success of FabTech, Inc., a Delaware corporation ("Guarantor"), and acknowledges that Union Bank of California, N.A., a national banking association ("Bank"), has extended various credit facilities to Diodes Incorporated, a Delaware corporation ("Borrower"). In connection with the extension of such credit facilities to Borrower, Guarantor has executed and delivered to Bank, or is about to execute and deliver to Bank, that certain Continuing Guaranty dated as of December 1, 2000, in the principal amount of Twenty-Six Million Five Hundred Twenty-Eight Thousand Three Hundred Thirty-Three and 38/100 Dollars ($26,528,333.38) (exclusive of accrued interest and Bank Expenses (as such term is defined in the Credit Agreement referred to hereinbelow) (the "Guaranty"). Creditor agrees that the financing arrangements between Bank and Borrower, and Bank and Guarantor, are in Borrower's, Guarantor's and Creditor's best interests and, in order to induce Bank to continue such financing arrangements with Borrower, including the financing arrangements evidenced by that certain Credit Agreement dated as of December 1, 2000 (as at any time amended, supplemented or otherwise modified or restated, the "Credit Agreement"), Creditor agrees as follows:

1. The term "Obligations" is used in this Subordination Agreement (this "Agreement") in its broadest and most comprehensive sense and shall mean all present and future indebtedness of Guarantor which may be, from time to time, incurred by Guarantor, including, but not limited to, any negotiable instruments evidencing the same, all guaranties (including the Guaranty), debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs and other charges, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding, and all claims, rights, causes of action, judgments, decrees, remedies or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect or by operation of law, together with all expenses of, for and incidental to collection, including reasonable attorneys' fees.

2. The term "Creditor Obligations" shall mean all of the Obligations owing at any time by Guarantor to Creditor under the terms of that certain Subordinated Promissory Note dated December 1, 2000, in the principal amount of Thirteen Million Five Hundred Forty-Nine Thousand Dollars ($13,549,000), issued by Guarantor to Creditor, together with any amendments, modifications, restatements, reissuances or rollovers of such Subordinated Promissory Note.

3. Except as provided in Section 5, below, the Creditor Obligations are hereby subordinated and subject, in the manner and to the extent described below, to any and all Obligations owed by Guarantor to Bank, including, but not limited to, those Obligations arising pursuant to the Guaranty or any other agreement or agreements between Bank and Guarantor, whether now or hereafter existing, and whether matured or not (the "Bank Obligations"), so long as any of the Bank Obligations shall remain unpaid, in whole or in part, or Bank is committed or otherwise obligated to extend credit to Borrower.

4. So long as any of the Bank Obligations remain unpaid, in whole or in part, or so long as Bank is committed or otherwise obligated to extend credit to Borrower, Creditor agrees that, except to the extent that payments under the Creditor Obligations are permitted under Section 5 below, Creditor shall not:
(a) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the Creditor Obligations now or hereafter existing; (b) sell, assign, transfer, pledge or give a security interest in the Creditor Obligations (except subject expressly to this Agreement); (c) declare or in any other manner find or hold Guarantor in default under the Creditor Obligations; (d) enforce or apply any security, now or hereafter existing for the Creditor Obligations; (e) commence, prosecute or participate in any administrative, legal, or equitable action against Guarantor concerning the Creditor Obligations; (f) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors' agreement; (g) take, maintain or enforce any lien or security, which is senior to Bank's interest, in any property, real or personal, to secure the Creditor Obligations; or (h) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, Guarantor.

5. Notwithstanding the preceding Section, so long as Borrower and Guarantor have made each and every payment of principal and interest due and owing to Bank, are not in default under any of Borrower's or Guarantor's agreements with Bank or Bank has waived such default, and none of the following payments would cause such default, then Creditor shall be entitled to receive (a) regularly scheduled payments (but not prepayments or payments resulting from acceleration) of interest on the Creditor

Obligations and (b) the regularly scheduled payment (but not a prepayment or a payment resulting from acceleration) of principal in the amount of Three Million Five Hundred Forty-Nine Thousand Dollars ($3,549,000) on the Creditor Obligations that is due and payable on March 31, 2001. In no event shall Creditor be entitled to receive any payments or prepayments of principal on the Creditor Obligations (other than the regularly scheduled payment of principal permitted in the preceding sentence) without Bank's prior written consent, which Bank may give or withhold in its sole discretion.

6. Except as otherwise expressly agreed to herein, all of the Bank Obligations now or hereafter existing shall be first paid by Guarantor before any payment shall be made by Guarantor on the Creditor Obligations. This priority of payment shall apply at all times until all of the Bank Obligations have been repaid in full. In the event of any assignment by Guarantor for the benefit of Guarantor's creditors, any bankruptcy proceedings instituted by or against Guarantor, the appointment of any receiver for Guarantor or Guarantor's business or assets, or any dissolution or other winding up of the affairs of Guarantor or of Guarantor's business, and in all such cases, the officers of Guarantor and any assignee, trustee in bankruptcy, receiver or other person or persons in charge, respectively, are hereby directed to pay to Bank the full amount of the Bank Obligations before making any payments to Creditor.

7. Creditor agrees that it shall place or cause to be placed a legend on the face of the Subordinated Note evidencing the Creditor Obligations stating that the payment thereof is subordinated pursuant to the terms of this Agreement, and any amendments or modifications hereto. Prior to the date of this Agreement, Creditor agrees to deliver the original Subordinate Note evidencing the Creditor Obligations to Bank. Creditor agrees to mark all books of account in such manner as to indicate that payment thereof is subordinated pursuant to the terms of this Agreement. Creditor agrees to execute any recordable subordination agreements, financing statement amendments or other documents reasonably required by Bank to provide notice to others of this Agreement, and agrees to the recording of any such documents as Bank may require.

8. Creditor agrees that Bank shall have absolute power and discretion, without notice to Creditor, to deal in any manner with the Bank Obligations, including, interest, costs and expenses payable by Guarantor to Bank, and any security therefor including, but not limited to, release, surrender, extension, renewal, acceleration, compromise or substitution. Creditor hereby waives the right, if any, to require that Bank marshal, or otherwise proceed to dispose of or foreclose upon, collateral Bank may have in any manner or order.

9. If, at any time hereafter, Bank shall, in its own judgment, determine to discontinue the extension of credit to or on behalf of Borrower, Bank may do so, but only in accordance with the terms of the Credit Agreement. This Agreement, the obligations of Creditor owing to Bank hereunder, and Bank's rights and privileges hereunder shall continue until payment in full of all of the Obligations owing to Bank by Guarantor notwithstanding any action or non-action by Bank with respect to the Obligations or with respect to any collateral therefor or any guaranties thereof. All rights, powers and remedies hereunder shall apply to all past, present and future Bank Obligations, including under successive transactions, any of which may continue, renew, increase, decrease or from time to time create new Bank Obligations and notwithstanding that from time to time Bank Obligations theretofore existing may have been paid in full.

10. Creditor further agrees that in case Creditor should, contrary to Section 4 above, take or receive any additional security interest in, or additional lien by way of attachment, execution or otherwise on any property, whether real or personal, of Guarantor, or should take or join in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full of all of the Bank Obligations, Bank shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law, or otherwise, as Bank may deem proper, and this Agreement shall be and constitute full and sufficient grounds therefor and shall entitle Bank to become a party to any proceedings at law, or otherwise, initiated by Bank or by any other party, in or by which Bank may deem it proper to protect its interests hereunder. Creditor agrees that if Creditor violates this Agreement, Creditor shall be liable to Bank for all losses and damages sustained by Bank by reason of such breach, including attorneys' fees and costs incurred by Bank in any such legal action.

11. Except as otherwise expressly agreed to herein, if Creditor shall receive any payments, security interests or other rights in any property of Guarantor in violation of this Agreement, such payment or property shall be received by Creditor in trust for Bank and shall forthwith be delivered and transferred to Bank.

12. Creditor represents and warrants that Creditor has not previously subordinated the Creditor Obligations for the benefit of any other person or entity, and agrees that any such subordinations hereafter executed shall be expressly made subject and subordinate to the terms of this Agreement. Creditor further warrants that it has established with Guarantor adequate means of obtaining, on an ongoing basis, such information as Creditor may require which may affect the ultimate satisfaction by Guarantor of the Creditor Obligations. Bank shall have no duty to provide any such information to Creditor.

13. This Agreement shall be binding upon the successors and assigns of Creditor, and shall inure to the benefit of Bank's successors and assigns.

14. This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of California.

15. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, whether or not suit is brought.

16. This Agreement shall remain in full force and effect until and unless Creditor delivers to Bank written notice that this Agreement has been revoked as to credit granted by Bank subsequent to the delivery of such notice, but delivery of such notice shall not affect any of Creditor's obligations hereunder with respect to credit granted by Bank prior to such delivery.

17. This Agreement hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Creditor and Bank.

Dated:  December 1, 2000

"Creditor"
LITE-ON POWER SEMICONDUCTOR CORP.
By: /s/ M.K. Lu
        M.K. Lu
        President


Address:

Lite-On Power Semiconductor Corp.
28-1 Wu Chin Street
Ta Wu Lung Ind. Zone Keelung
Taiwan, R.O.C.
Attention:  M.K. Lu
            President

with a copy to:

Lien Cheng International Law Office
13 F-1, Sec. 4, Jen Ai Road
Taipei, Taiwan
Attention: Curtis T.Y. Hsieh, Esquire

              ACKNOWLEDGMENT AND CONSENT OF GUARANTOR AND BORROWER

        Each of the undersigned hereby waives its confidentiality rights with respect to the foregoing Subordination Agreement, accepts and consents to such Subordination Agreement, and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to Union Bank of California, N.A.

Dated:  December 1, 2000

"Guarantor"
FABTECH, INC.
By:  /s/ Walter Buchanan
Title:  President


"Borrower"
DIODES INCORPORATED

By:  Carl Wertz

Title:  Chief Financial Officer